AIT Therapeutics Reports Financial Results for Three Months Ended March 31, 2018

Announced positive top-line data for Nitric Oxide in Bronchiolitis (NO-BRO) Pilot Study

Presented data from its inhaled Nitric Oxide study in patients infected with mycobacterium abscessus complex (MABSC) at the 2018 American Thoracic Society Conference

Strengthened IP with new patent for the Smart Filter for the nitric oxide generator and delivery system and patent allowance for delivery of inhaled nitric oxide at concentrations of at least 160ppm for treatment of bronchiolitis in infants

Appointed Stephen J. DiPalma as Chief Financial Officer

Conference Call scheduled for Thursday, June 14 at 8:30 a.m. Eastern Time

NEW YORK, June 14, 2018 (GLOBE NEWSWIRE) — AIT Therapeutics, Inc. (OTC:AITB), a clinical-stage biopharmaceutical company focused on developing inhaled Nitric Oxide (NO) for the treatment of patients with respiratory conditions including serious lung infections and pulmonary hypertension, today announced financial results for the fiscal fourth quarter and year ended March 31, 2018.

Fiscal Fourth Quarter and Recent Corporate Highlights:

●	Announced positive top-line data from its Nitric Oxide in Bronchiolitis (NO-BRO) Pilot Study in infants demonstrating a reduction in hospital length-of-stay of 21 hours
●	Presented data from its inhaled nitric oxide study in patients infected with mycobacterium abscessus complex (MABSC) at the 2018 American Thoracic Society Conference. Data demonstrated safety with no NO-related serious adverse events (SAEs) observed, as well as improvements in the 6-minute walk (6MW) test, a reduction in bacterial load, and improvements in quality-of-life and FEV 1.
●	Strengthened its intellectual property portfolio for the Company’s Nitric Oxide Generator and Delivery system with a new patent grant. The patent, entitled: “Apparatus and Method for Generating Nitric Oxide in Controlled and Accurate Amounts,” covers the smart filter technology in the NO Generator and Delivery System that generates nitric oxide from room air.
●	Received patent allowance for delivery of inhaled nitric oxide at concentrations of at least 160ppm for the treatment of bronchiolitis in infants. The patent, entitled: “Inhalation of Nitric Oxide for Treating Respiratory Diseases” covers use in the treatment of bacterial, viral, and/or fungal bronchiolitis in addition to the intermittent delivery of NO. The claims are covered through March 7, 2033.
●	Named Stephen J. DiPalma as Chief Financial Officer
●	Previously reported information in the quarter include the signing of the definitive, exclusive, global license for the NOGen nitric oxide generator with NitricGen and a $9.8 million equity financing

“We are very pleased with the progress the Company has made over the past several months. We have positive top-line data from our NO-BRO pilot study showing clear improvement in hospital length-of-stay in bronchiolitis patients; we presented positive data from our NO-NTM study at the 2018 ATS conference; and we strengthened our patent portfolio surrounding our nitric oxide generator and delivery system and the use of NO in treating bronchiolitis patients,” said Mr. Steven Lisi, Chairman and Chief Executive Officer. “Our team is continuing to execute the strategy which will improve the lives of patients and create value for our shareholders. We anticipate submitting a 510k application in pulmonary hypertension around calendar year-end 2018; meeting with the FDA to discuss the potential pivotal trial design in a NO-NTM study; and preparing to initiate a pivotal trial in bronchiolitis in the fourth quarter of calendar year 2019.”

Financial results for three months ended March 31, 2018

The Company announced a change in its Company’s fiscal year end from December 31 to March 31. The change resulted in a three-month transition period that began on January 1, 2018 and ended on March 31, 2018. The Company’s 2019 fiscal year will commence on April 1, 2018. As a result of the change, the following financial results reflect the three-month transition period ended March 31, 2018.

For the three months ended March 31, 2018, the Company posted net income of $1.0 million, or $0.15 per share. The Company had a $3.5 million benefit from the revaluation of warrants to purchase common stock, which is a non-cash item.

Research and development expenses were $1.6 million for the three months ended March 31, 2018. Expenses during the three month period were due to costs related to clinical trials.

General and administrative expenses were $0.8 million for the three months ended March 31, 2018.

Financial income for the three months ended March 31, 2018 was $3.5 million, primarily due to the revaluation of the warrants to purchase common stock.

As of March 31, 2018, the Company had cash and short-term deposits of $9.0 million. This cash balance reflects a financing in the quarter that resulted in gross proceeds of $9.8 million.

Conference Call & Webcast Information

Thursday, June 14th @ 8:30am Eastern Time

Domestic:	866-575-6539
International:	323-794-2423
Passcode:	1819673
Webcast:	http://public.viavid.com/index.php?id=130045

Replays available through June 28th:

Domestic:	844-512-2921
International:	412-317-6671
Conference ID:	1819673

About Nitric Oxide (NO)

Nitric oxide (NO) is a powerful molecule proven to play a critical role in a broad array of biological functions. In the airways, NO is believed to play a key role in the innate immune system at concentrations of approximately 200 ppm. In vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, both gram-positive and gram-negative, but also against other diverse organisms including mycobacteria, fungi, yeast and parasites, and has the potential to eliminate their multi-drug resistant strains.

About Bronchiolitis

The majority of hospital admissions of infants with bronchiolitis are caused by respiratory syncytial virus (RSV). RSV is a common and highly transmissible virus that infects the respiratory tract of most children before their second birthday. While most infants with RSV present with minor respiratory symptoms, a small percentage develop serious lower airway infections, termed bronchiolitis, which can become life-threatening. The absence of treatment options for bronchiolitis limits the care of these sick infants to largely supportive measures. AIT’s system is designed to effectively deliver 160 ppm NO, which has been proven to eliminate bacteria, viruses, fungi and other microbes from the lungs.

About NTM

NTM infection is a rare and serious condition causing debilitating pulmonary disease associated with increased morbidity and mortality. NTM is an emerging public health concern worldwide because of its multi-drug antibiotic resistance. Current treatment guidelines suggest a combination of multiple antibiotics delivered continually over one to two years. These complex, expensive and invasive regimens have a poor record in the treatment of MABSC. AIT’s system is designed to effectively deliver 160 ppm NO, which has been proven to eliminate bacteria, viruses, fungi and other microbes from the lungs and may work against antibiotic resistant bacteria.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and a secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator and is approved in dozens of countries to improve oxygenation and reduce the need for extracorporeal membrane oxygenation (EMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About AIT Therapeutics Inc.

AIT Therapeutics Inc. is a clinical-stage biopharmaceutical company using nitric oxide (NO) to treat respiratory and other diseases. The Company is currently applying its therapeutic expertise to treat lower respiratory tract infections that are not effectively addressed with current standards of care as well as pulmonary hypertension in various settings. AIT Therapeutics is currently advancing its revolutionary NO respiratory targeted system in clinical trials for the treatment of bronchiolitis and nontuberculous mycobacteria (NTM). For more information, visit www.AIT-Pharm.com.

Forward-Looking Statement

This press release contains “forward-looking statements.” Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; and our short operating history. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACT

Steven Lisi, Chief Executive Officer
AIT Therapeutics, Inc.
Steve@AIT-Pharm.com

Bob Yedid
LifeSci Advisors, LLC
Bob@LifeSciAdvisors.com
(646) 597-6989

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	As of	As of December 31,
	March 31, 2018	2017	2016

ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$733	$1,201	$7
Restricted cash	6	6	-
Marketable securities	8,304	606	-
Other accounts receivable and prepaid expenses	59	109	78

Total current assets	9,102	1,922	85

NON-CURRENT ASSETS:

Deferred private placement costs	-	-	90
Property and equipment, net	253	267	61

Total non-current assets	253	267	151

TOTAL ASSETS	$9,355	$2,189	$236

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	As of March 31, 2018	As of December 31, 2017	As of December 31, 2016

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Bank loan	$-	$-	$39
Trade payables	842	669	528
Other accounts payable	1,257	694	1,093
Loans from related parties and others	33	33	379

Total current liabilities	2,132	1,396	2,039

NON-CURRENT LIABILITIES:
Liability related to warrants	5,678	9,172	-
Convertible notes	-	-	2,895

TOTAL LIABILITIES	7,810	10,568	4,934

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIENCY)

Common Stock, $0.0001 par value per share - 100,000,000 and 11,665,085 shares authorized at March 31, 2018, December 31, 2017 and 2016, respectively 8,397,056, 6,097,254 and 2,207,449 shares issued and outstanding at March 31, 2018, December 31, 2017 and 2016, respectively	1	1	1
Preferred Stock, $0.0001 par value per share - 10,000,000 shares authorized at March 31, 2018, December 31, 2017 and 2016; 0 issued and outstanding shares at March 31, 2018, December 31, 2017 and 2016	-	-	-
Accumulated other comprehensive income	(3)	2	-
Treasury shares	(25)	(25)	-
Additional paid- in capital	32,141	23,260	8,874
Deficit accumulated	(30,569)	(31,617)	(13,573)

Total shareholders’ equity (deficiency)	1,545	(8,379)	(4,698)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$9,355	$2,189	$236

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, except share and per share data

	For the Three months Ended March 31,
		(Unaudited)
	2018	2017

Operating expenses:
Research and development expenses	$1,637	$1,439
General and administrative expenses	803	2,121
Costs related to aborted IPO	-	-

Operating loss	2,440	3,560

Financial (income) expense, net	(3,488)	2,717

Loss (Income) before taxes on income	(1,048)	6,277

Taxes on income	-	6

Net (income) loss	$(1,048)	$6,283

Net unrealized loss (gain) on available-for-sale investments	5	-

Total comprehensive (income) loss	$(1,043)	$6,283

Net basic earnings (loss) per share of common stock	$0.15	$(1.12)

Net diluted earnings (loss) per share of common stock	$0.14	$(1.12)

Weighted average number of shares used in computing net basic earnings (loss) per share of common stock	7,196,048	5,617,762

Weighted average number of shares used in computing net diluted earnings (loss) per share of common stock	7,250,194	5,617,762

STATEMENT OF CONSOLIDATED CASH FLOWS

U.S. dollars in thousands, except share and per share data

	For the three months ended March 31,
	(Audited)	(Unaudited)
	2018	2017
Cash flows from operating activities
Net income (loss)	$1,048	$(6,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15	6
Stock-based compensation related to warrants, RSs and RSUs	147	1,877
Issuance of Common Stock to finder upon the conversion of Convertible Notes	-	18
Amortization of beneficial conversion feature and debt issuance costs related to Convertible Notes	-	1,046
Issuance cost related to warrants liability	-	457
Adjustment of liability warrants	-	2,434
Revaluation of warrants to purchase Common Stock	(3,494)	(1,308)
Imputed interest on Convertible Notes, loans from related parties and others	-	30
Change in:
Other accounts receivables and prepaid expenses	50	(99)
Trade payables	173	20
Other accounts payable	313	410
Net cash used in operating activities	(1,748)	(2,212)

Cash flows from investing activities
Investment in marketable securities	(9,403)	-
Proceeds from redemption of marketable securities	1,700	-
Purchase of property and equipment	(1)	(25)
Purchase price that has been paid upon the reverse merger	-	(295)
Net cash (used in) provided by investing activities	(7,704)	(320)

Cash flows from financing activities
Proceeds from issuance of units consisting of Common Stock and warrants, net of issuance costs	8,894	9,889
Proceeds from loan from related parties and others	-	57
Maturity of loan and interest from related parties and others	-	(241)
Repayment of bank loan	-	(14)
Treasury shares	-	(25)
Net cash provided by financing activities	8,734	9,666

Increase (decrease) in cash, cash equivalents and restricted cash	(468)	7,134
Cash, cash equivalents and restricted cash at beginning of year	1,207	7
Cash, cash equivalents and restricted cash at end of year	$739	$7,141
Supplemental disclosure of non-cash financing activities:
Conversion of Convertible Notes into Common Stock	-	$3,955
Issuance costs related to warrants	$250	$-